Hims & Hers Health, Inc. Reports Second Quarter 2026 Financial Results

Revenue of approximately $753 million, up 38% year-over-year in Q2 2026

Subscribers grew to nearly 2.9 million, up 19% year-over-year in Q2 2026

Raises full year 2026 revenue guidance to a range of $3.1 billion to $3.3 billion and updates Adjusted EBITDA guidance to a range of $275 million to $325 million

SAN FRANCISCO, August 10, 2026 – Hims & Hers Health, Inc. (“Hims & Hers” or the “Company”, NYSE: HIMS), the leading global health and wellness platform, today announced financial results for the second quarter ended June 30, 2026.

“Hims & Hers is delivering a world-class health experience at a global scale and a reasonable price for the nearly 3 million people who rely on us for access to care. We’re proving, quarter after quarter, that helping people feel great and delivering strong results aren’t mutually exclusive,” said Andrew Dudum, co-founder and CEO. “We have never been better positioned to move faster or go further than we are today. As we rebuild the consumer health experience from the ground up with a doctor-led AI clinical engine, the depth and breadth of our relationships with customers worldwide has never been greater. Every quarter, we raise the standard for what care should look like everywhere: high-quality, personal, and accessible.”

“Our second quarter results were defined by a significant re-acceleration in our growth profile and the continued expanding reach of our platform,” said Yemi Okupe, Chief Financial Officer. “Domestic revenue growth accelerated to 16% year-over-year, and our international business grew more than 17-fold, strengthened by the close of our Eucalyptus acquisition in June. We expect our domestic business to continue accelerating through the second half of the year. This momentum, combined with the meaningful efficiencies we're generating from our investments in AI and technology, positions us to make access to high touch, comprehensive care more affordable for our customers while also significantly expanding our reach internationally. As a result, we are raising our 2026 revenue outlook and building increased conviction in our 2030 targets of at least $6.5 billion in revenue and $1.3 billion in Adjusted EBITDA.”

Key Business Metrics
(In Thousands, Except for Monthly Revenue per Average Subscriber, Unaudited)

	Three Months Ended June 30,			Six Months Ended June 30,
	2026	2025	% Change	2026	2025	% Change
Subscribers (end of period)	2,891	2,439	19%	2,891	2,439	19%
Monthly Revenue per Average Subscriber	$92	$76	21%	$84	$81	4%

Revenue
(In Thousands, Unaudited)

	Three Months Ended June 30,			Six Months Ended June 30,
	2026	2025	% Change	2026	2025	% Change
United States Revenue	$621,830	$537,286	16%	$1,151,739	$1,115,978	3%
Rest of the World Revenue	131,384	7,547	1,641%	209,579	14,865	1,310%
Total revenue	$753,214	$544,833	38%	$1,361,318	$1,130,843	20%

Second Quarter 2026 Financial Highlights
•Revenue was $753.2 million for the second quarter of 2026 compared to $544.8 million for the second quarter of 2025, an increase of 38% year-over-year.
•Gross margin was 64% for the second quarter of 2026 compared to 76% for the second quarter of 2025.
•Net loss was $86.3 million for the second quarter of 2026 compared to net income of $42.5 million for the second quarter of 2025.
•Adjusted EBITDA was $60.3 million for the second quarter of 2026 compared to $82.2 million for the second quarter of 2025.
•Net cash (used in) operating activities was $(35.9) million for the second quarter of 2026 compared to $(19.1) million for the second quarter of 2025.
•Free Cash Flow was $(68.2) million for the second quarter of 2026 compared to $(69.4) million for the second quarter of 2025.

Reconciliations of Adjusted EBITDA and Free Cash Flow, non-GAAP measures, to net (loss) income and net cash (used in) provided by operating activities, respectively, their most comparable financial measures under generally accepted accounting principles in the United States (“U.S. GAAP”), have been provided in this press release in the accompanying tables. Additional information about Adjusted EBITDA and Free Cash Flow is also included below under the heading “Non-GAAP Financial Measures”.

Financial Outlook

Hims & Hers is providing the following guidance:

For the third quarter 2026, we expect:
•Revenue of $880 million to $900 million.
•Adjusted EBITDA of $75 million to $95 million, reflecting an Adjusted EBITDA margin of 9% to 11%.

For the full year 2026, we expect:
•Revenue of $3.1 billion to $3.3 billion.
•Adjusted EBITDA of $275 million to $325 million, reflecting an Adjusted EBITDA margin of 9% to 10%.

The guidance provided above constitutes forward-looking statements and actual results may differ materially. Refer to the “Cautionary Note Regarding Forward-Looking Statements” safe harbor section below for information on the factors that could cause our actual results to differ materially from these forward-looking statements.

We have relied upon the exception in Item 10(e)(1)(i)(B) of Regulation S-K and have not reconciled forward-looking Adjusted EBITDA to its most directly comparable U.S. GAAP measure, net income or loss, because we cannot predict with reasonable certainty the ultimate outcome of certain components of such reconciliations, including market-related assumptions that are not within our control, or others that may arise, without unreasonable effort. For these reasons, we are unable to assess the probable significance of the unavailable information, which could materially impact the amount of future net income or loss. See “Non-GAAP Financial Measures” for additional important information regarding Adjusted EBITDA.

Conference Call

Hims & Hers will host a conference call to review the second quarter 2026 results on August 10, 2026, at 5:00 p.m. ET. The conference call can be accessed by dialing +1 (833) 461-5787 for U.S. participants and +1 (585) 542-9983 for international participants, and referencing conference ID #782 611 911. A live audio webcast will be available online at investors.hims.com. A replay of the call will be available via webcast for on-demand listening shortly after the completion of the call at the same link.

About Hims & Hers Health, Inc.

Hims & Hers is the leading global health and wellness platform on a mission to help the world feel great through the power of better health.

We believe how you feel in your body and mind transforms how you show up in life. That’s why we’re building a future where nothing stands in the way of harnessing this power. Hims & Hers normalizes health & wellness challenges—and innovates on their solutions—to make feeling happy and healthy easy to achieve. No two people are the same, so the Company provides access to personalized care designed for results.

For more information, please visit investors.hims.com.

Cautionary Note Regarding Forward-Looking Statements

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements can be identified by the use of forward-looking terminology, including the words “believes,” “estimates,” “anticipates,” “expects,” “intends,” “plans,” “assumes,” “may,” “will,” “likely,” “potential,” “projects,” “predicts,” “continue,” “goal,” “strategy,” “future,” “forecast,” “target,” “outlook,” “opportunity,” “confidence,” “foundation,” “groundwork,” or “should,” or, in each case, their negative or other variations or comparable terminology. There can be no assurance that actual results will not materially differ from expectations. Such statements include, but are not limited to, any statements relating to our financial outlook and guidance, including our mission to drive top-line revenue growth and profitability and our ability to attain our 2026 and long-term financial and operational targets; our expected future financial and business performance, including with respect to the Hims & Hers platform, our marketing campaigns, investments in innovation, the solutions accessible on our platform, the markets accessible on our platform, and our infrastructure, and the underlying assumptions with respect to the foregoing; potential strategic investments, partnerships, or collaborations, and the expected timing or outcome of any such investments, partnerships, or collaborations; statements relating to events and trends relevant to us, including with respect to our regulatory environment, financial condition, results of operations, short- and long-term business operations, objectives, strategy, and financial needs; expectations regarding our mobile applications, market acceptance, user experience, customer retention, brand development, our ability to invest and generate a return on any such investment, customer acquisition costs, operating efficiencies and leverage (including our fulfillment capabilities), the effect of any pricing decisions; changes in our product or offering mix, and the timing and market acceptance of any new products or offerings; the timing and anticipated effect of any pending or recently completed acquisitions; the success and utility of our business model; our market opportunity; our ability to scale our business and expand internationally; the growth of certain of our specialties; our ability to innovate on and expand the scope of our offerings and experiences, including through the use of diagnostics, data analytics and artificial intelligence; our ability to reinvest into the customer experience; and our ability to comply with the extensive, complex and evolving legal and regulatory requirements applicable to our business, including without limitation state and federal healthcare, privacy and consumer protection laws and regulations, and the effect or outcome of litigation or governmental actions or statements in relation to any such legal and regulatory requirements. These statements are based on management’s current expectations, but actual results may differ materially due to various factors.

Forward-looking statements are neither historical facts nor assurances of future performance. Instead, the forward-looking statements contained in this press release are based on our current expectations, assumptions, and beliefs concerning future developments and their potential effects on us. Future developments affecting us may not be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) and other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described in the Risk Factors and other sections of our most recently filed Quarterly Report on Form 10-Q, our most recently filed Annual Report on Form 10-K, and other current and periodic reports we file from time to time with the Securities and Exchange Commission (the “Commission”).

Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. The forward-looking statements contained in this press release are made only as of August 10, 2026. We undertake no obligation (and expressly disclaim any obligation) to update or revise any forward-looking statements, or to update the reasons actual results could differ materially from those anticipated in the forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. We caution you that forward-looking statements are not guarantees of future performance and that our actual results of operations, financial condition and liquidity, and developments in the industry in which we operate may differ materially from those made in or suggested by the forward-looking statements contained in reports we have filed or will file with the Commission, including our most recently filed Quarterly Report on Form 10-Q, our most recently filed Annual Report on Form 10-K, and other current and periodic reports we file from time to time. In addition, even if our results of operations, financial condition and liquidity, and developments in the industry in which we operate are consistent with the forward-looking statements contained in such reports, those results or developments may not be indicative of results or developments in subsequent periods.

Key Business Metrics

Our consolidated revenue primarily comprises online sales of health and wellness products through our websites and mobile applications, including prescription and non-prescription products, as well as services, primarily consisting of medical consultation services, membership-based access, post-consultation service support, and delivery of laboratory testing results, as applicable. Our online sales are net of refunds, credits, and chargebacks, and include revenue recognition adjustments recorded pursuant to U.S. GAAP, primarily relating to deferred revenue and returns reserve. A substantial majority of our online sales are subscription-based, where customers agree to be billed on a recurring basis to have products and services automatically delivered to them. This revenue also includes sales from customers who have made one-time purchases.

“United States Revenue” represents the sales of products and services by our consolidated legal entities operating within jurisdictions located inside of the United States.

“Rest of the World Revenue” represents the sales of products and services by our consolidated legal entities operating within jurisdictions located outside of the United States.

“Subscribers” are customers who have one or more “Subscriptions” pursuant to which they have agreed to be automatically billed on a recurring basis at a defined cadence. The Subscription billing cadence is typically defined as a number of days (for example, billed every 30 days or every 90 days), which are excluded from our reporting when payment has not occurred at the contracted billing cadence. Subscribers can cancel or snooze Subscriptions in between billing periods to stop receiving additional products and/or services and can reactivate Subscriptions to continue receiving additional products and/or services. Customers who have made one-time purchases are not considered Subscribers.

“Monthly Revenue per Average Subscriber” is defined as total revenue divided by “Average Subscribers”, which amount is then further divided by the number of months in a period. “Average Subscribers” are calculated as the sum of the Subscribers at the beginning and end of a given period divided by 2.

CONDENSED CONSOLIDATED BALANCE SHEETS
(In Thousands, Except Share and Per Share Data, Unaudited)

	June 30, 2026	December 31, 2025
Assets
Current assets:
Cash and cash equivalents	$609,811	$228,616
Short-term available-for-sale investments	231,237	348,876
Receivables, net	375,291	32,149
Inventory	87,781	80,128
Prepaid expenses and other current assets	80,493	77,869
Total current assets	1,384,613	767,638
Long-term available-for-sale investments	—	351,263
Goodwill	1,101,720	278,325
Property, equipment, and software, net	364,215	311,930
Intangible assets, net	422,809	196,116
Operating lease right-of-use assets	165,565	137,046
Deferred tax assets, net	111,578	82,707
Other long-term assets	78,314	29,680
Total assets	$3,628,814	$2,154,705
Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$501,297	$143,278
Accrued liabilities	210,255	77,039
Deferred revenue	141,384	127,160
Deferred acquisition payable	537,381	1,479
Earn-out consideration	81,364	50,632
Operating lease liabilities	11,551	4,843
Total current liabilities	1,483,232	404,431
Convertible senior notes, net	1,365,299	972,580
Operating lease liabilities	169,389	143,167
Deferred acquisition payable	165,624	5,484
Earn-out consideration	81,600	53,009
Deferred tax liabilities, net	30,934	28,856
Other long-term liabilities	8,664	6,250
Total liabilities	3,304,742	1,613,777
Commitments and contingencies
Stockholders' equity:
Common stock – Class A shares, par value $0.0001, 2,750,000,000 shares authorized and 224,920,310 and 218,867,898 shares issued and outstanding as of June 30, 2026 and December 31, 2025, respectively; Class V shares, par value $0.0001, 10,000,000 shares authorized and 8,377,623 shares issued and outstanding as of June 30, 2026 and December 31, 2025	23	23
Additional paid-in capital	662,263	652,383
Accumulated other comprehensive (loss) income	(46,037)	2,294
Accumulated deficit	(292,177)	(113,772)
Total stockholders' equity	324,072	540,928
Total liabilities and stockholders' equity	$3,628,814	$2,154,705

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE (LOSS) INCOME
(In Thousands, Except Share and Per Share Data, Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Revenue	$753,214	$544,833	$1,361,318	$1,130,843
Cost of revenue	272,411	128,637	483,728	283,958
Gross profit	480,803	416,196	877,590	846,885
Gross margin %	64%	76%	64%	75%
Operating expenses:(1)
Marketing	262,236	217,862	484,239	449,097
Operations and support	95,481	66,490	191,984	129,523
Technology and development	54,901	37,848	101,837	67,762
General and administrative	165,377	67,273	275,045	115,883
Total operating expenses	577,995	389,473	1,053,105	762,265
(Loss) income from operations	(97,192)	26,723	(175,515)	84,620
Other income (expense):
Change in fair value of equity securities	4,737	—	(4,945)	—
Change in fair value of liabilities	(4,223)	—	(21,869)	—
Other income, net	4,045	6,130	8,145	8,728
Total other income (expense), net	4,559	6,130	(18,669)	8,728
(Loss) income before income taxes	(92,633)	32,853	(194,184)	93,348
Benefit from (provision for) income taxes	6,343	9,652	15,779	(1,358)
Net (loss) income	(86,290)	42,505	(178,405)	91,990
Other comprehensive (loss) income	(41,632)	986	(48,331)	1,146
Total comprehensive (loss) income	$(127,922)	$43,491	$(226,736)	$93,136

Net (loss) income per share attributable to common stockholders:
Basic	$(0.37)	$0.19	$(0.78)	$0.41
Diluted	$(0.37)	$0.17	$(0.78)	$0.37
Weighted average shares outstanding:
Basic	231,746,126	224,373,375	230,061,076	223,187,936
Diluted	231,746,126	256,779,292	230,061,076	251,894,929
______________
(1)Includes stock-based compensation expense as follows (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Marketing	$3,004	$3,435	$5,819	$6,209
Operations and support	7,016	4,579	13,129	7,585
Technology and development	6,645	5,247	12,635	9,292
General and administrative	25,451	22,465	47,395	37,498
Total stock-based compensation expense	$42,116	$35,726	$78,978	$60,584

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In Thousands, Unaudited)

	Six Months Ended June 30,
	2026	2025
Operating activities
Net (loss) income	$(178,405)	$91,990
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	51,430	18,741
Stock-based compensation	78,978	60,584
Change in fair value of equity securities	4,945	—
Change in fair value of liabilities	21,869	—
Net accretion on securities	(338)	(1,060)
Benefit from deferred taxes	(23,338)	(10,346)
Impairment of long-lived assets	1,148	—
Amortization of debt discount and issuance costs	3,656	1,047
Non-cash operating lease cost	9,482	4,594
Non-cash acquisition-related costs	21,311	2,985
Non-cash restructuring and other related charges included within cost of revenue	28,462	—
Non-cash other	2,511	(1,315)
Changes in operating assets and liabilities:
Receivables, net	(328,987)	(654)
Inventory	(14,255)	(77,373)
Prepaid expenses and other current assets	80	(37,427)
Other long-term assets	(30,553)	(10)
Accounts payable	323,795	5,146
Accrued liabilities	89,526	11,737
Deferred revenue	2,960	23,132
Earn-out consideration	(7,058)	—
Deferred acquisition payable	472	—
Operating lease liabilities	(4,894)	(1,798)
Other long-term liabilities	620	—
Net cash provided by operating activities	53,417	89,973
Investing activities
Maturities of available-for-sale investments	116,232	60,569
Proceeds from sales of available-for-sale investments	350,762	—
Purchases of property, equipment, and intangible assets	(55,770)	(101,392)
Investment in website development and internal-use software	(12,808)	(7,961)
Acquisition of businesses, net of cash acquired	(318,108)	(5,100)
Purchases of equity securities	(11,217)	—
Net cash provided by (used in) investing activities	69,091	(53,884)
Financing activities
Proceeds from issuance of convertible senior notes, net of debt discount	390,425	970,000
Purchases of capped calls related to convertible senior notes	(36,748)	(47,800)
Proceeds from exercise of vested stock options	13,030	6,497
Payments for taxes related to net share settlement of equity awards	(62,324)	(62,475)
Proceeds from employee stock purchase plan	3,846	2,970
Payments for acquisition-related earn-out consideration	(43,682)	—
Payments for debt issuance costs	(671)	(3,041)
Net cash provided by financing activities	263,876	866,151
Foreign currency effect on cash and cash equivalents	(5,189)	1,270
Increase in cash, cash equivalents, and restricted cash	381,195	903,510
Cash, cash equivalents, and restricted cash at beginning of period	228,616	221,440
Cash, cash equivalents, and restricted cash at end of period	$609,811	$1,124,950
Reconciliation of cash, cash equivalents, and restricted cash
Cash and cash equivalents	$609,811	$1,124,582
Restricted cash	—	368
Total cash, cash equivalents, and restricted cash	$609,811	$1,124,950
Supplemental disclosures of cash flow information
Cash (received) paid for taxes, net of refunds	$(2,663)	$23,047
Cash paid for interest	1,735	—
Non-cash investing and financing activities
Purchases of property, equipment, and intangible assets included in accounts payable and accrued liabilities	$16,666	$16,954
Right-of-use asset obtained in exchange for lease liability	25,681	63,434
Contingent and deferred consideration and liabilities assumed in connection with acquisition of businesses	886,287	—
Deferred debt issuance costs included in accounts payable and accrued liabilities	—	249
Issuance of common stock in connection with asset acquisition	—	12,760
Common stock to be issued for asset acquisition indemnification holdback	—	6,380

Non-GAAP Financial Measures

In addition to our financial results determined in accordance with U.S. GAAP, we present Adjusted EBITDA (which is a non-GAAP financial measure), Adjusted EBITDA margin (which is a non-GAAP ratio), and Free Cash Flow (which is a non-GAAP financial measure), each as defined below. We also present Adjusted Gross Profit, Adjusted Marketing, Adjusted Operations and support, Adjusted Technology and development, Adjusted General and administrative (collectively, Adjusted Operating Expenses), and Adjusted Net (Loss) Income (each of which are non-GAAP financial measures). We use Adjusted EBITDA, Adjusted EBITDA margin, Free Cash Flow, Adjusted Gross Profit, Adjusted Operating Expenses, and Adjusted Net (Loss) Income to evaluate our ongoing operations and for internal planning and forecasting purposes. We believe that Adjusted EBITDA, Adjusted EBITDA margin, Free Cash Flow, Adjusted Gross Profit, Adjusted Operating Expenses, and Adjusted Net (Loss) Income, when taken together with the corresponding U.S. GAAP financial measures, provide meaningful supplemental information regarding our performance by excluding certain items that may not be indicative of our business, results of operations, or outlook. We consider Adjusted EBITDA, Adjusted EBITDA margin, Free Cash Flow, Adjusted Gross Profit, Adjusted Operating Expenses, and Adjusted Net (Loss) Income to be important measures because they help illustrate underlying trends in our business and our historical operating performance on a more consistent basis. We believe that the use of Adjusted EBITDA, Adjusted EBITDA margin, Free Cash Flow, Adjusted Gross Profit, Adjusted Operating Expenses, and Adjusted Net (Loss) Income is helpful to our investors as they are used by management in assessing the health of our business, our operating performance, and our liquidity.

However, non-GAAP financial information is presented for supplemental informational purposes only, has limitations as an analytical tool, and should not be considered in isolation or as a substitute for financial information presented in accordance with U.S. GAAP. In addition, other companies, including companies in our industry, may calculate similarly-titled non-GAAP financial measures or ratios differently or may use other financial measures or ratios to evaluate their performance, all of which could reduce the usefulness of Adjusted EBITDA, Adjusted EBITDA margin, Free Cash Flow, Adjusted Gross Profit, Adjusted Operating Expenses, and Adjusted Net (Loss) Income as tools for comparison. Reconciliations are provided below to the most directly comparable financial measures stated in accordance with U.S. GAAP. Investors are encouraged to review our U.S. GAAP financial measures and not to rely on any single financial measure to evaluate our business.

Adjusted EBITDA is a key performance measure that our management uses to assess our operating performance. Because Adjusted EBITDA facilitates internal comparisons of our historical operating performance on a more consistent basis, we use this measure for business planning purposes. “Adjusted EBITDA” is defined as net (loss) income before legal contingencies that are considered non-recurring, stock-based compensation, depreciation and amortization, acquisition and transaction-related costs (which includes (i) consideration paid for employee and nonemployee compensation with vesting requirements incurred directly as a result of acquisitions, and (ii) transaction professional services), restructuring and other related charges that are considered non-recurring, change in fair value of liabilities, payroll tax expense related to stock-based compensation, impairment of long-lived assets, interest income and expense, net, change in fair value of equity securities, and income taxes. “Adjusted EBITDA margin” is defined as Adjusted EBITDA divided by revenue.

In the first quarter of 2026, we announced a strategic shift for our United States weight loss offering ("2026 US WL Announcement"). As a result, we evolved our United States weight loss offering to match our global approach towards providing access to branded GLP-1 medications, and offering access to compounded GLP-1 medications through our platform on a limited scale. In connection with the strategic shift, we revised our definition of Adjusted EBITDA to include restructuring and other related charges that are considered non-recurring, as we believe these costs are distinguishable from ongoing operating costs and do not reflect current or expected performance of our ongoing operations. These costs consist of inventory write-downs, third-party costs, and non-recurring employee compensation charges, all of which were incurred directly as a result of the 2026 US WL Announcement. Additional restructuring and other related charges were incurred in the second quarter of 2026, and to the extent that we incur further restructuring and other related charges in connection with the 2026 US WL Announcement in future periods, these costs will be presented consistently with our current presentation. As we did not record any non-recurring restructuring and other related charges in prior years, prior period disclosures were not impacted.

In the second quarter of 2025, we revised our definition of Adjusted EBITDA to include payroll tax expense related to stock-based compensation, which comprises employer taxes incurred upon vesting of restricted stock units and upon exercise of nonqualified stock options. As a result of recent trends in our stock price, this amount was not considered significant for prior periods and, accordingly, prior period disclosures were not recast to conform to the current presentation.

Some of the limitations of Adjusted EBITDA include (i) Adjusted EBITDA does not properly reflect capital commitments to be paid in the future, and (ii) although depreciation and amortization are non-cash charges, the underlying assets may need to be replaced and Adjusted EBITDA does not reflect these capital expenditures. In evaluating Adjusted EBITDA, you should be aware that in the future we will incur expenses similar to the adjustments in this presentation. Our presentation of Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by these expenses or any unusual or non-recurring items. We compensate for these limitations by providing specific information regarding the U.S. GAAP items excluded from Adjusted EBITDA. When evaluating our performance, you should consider Adjusted EBITDA in addition to, and not as a substitute for, other financial performance measures, including our net (loss) income and other U.S. GAAP results.

Net (Loss) Income to Adjusted EBITDA Reconciliation
(In Thousands, Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Revenue	$753,214	$544,833	$1,361,318	$1,130,843

Net (loss) income	(86,290)	42,505	(178,405)	91,990
Legal contingencies	47,500	—	62,500	—
Stock-based compensation	42,116	35,726	78,978	60,584
Depreciation and amortization	29,477	10,465	51,430	18,741
Acquisition and transaction-related costs	28,835	6,231	42,201	6,255
Restructuring and other related charges	4,626	—	38,114	—
Change in fair value of liabilities	4,223	—	21,869	—
Payroll tax expense related to stock-based compensation	2,022	3,078	4,889	3,078
Impairment of long-lived assets	1,148	—	1,148	—
Interest income and expense, net	(2,254)	(6,117)	(7,287)	(8,713)
Change in fair value of equity securities	(4,737)	—	4,945	—
(Benefit from) provision for income taxes	(6,343)	(9,652)	(15,779)	1,358
Adjusted EBITDA	$60,323	$82,236	$104,603	$173,293

Net (loss) income as a % of revenue	(11)%	8%	(13)%	8%
Adjusted EBITDA margin	8%	15%	8%	15%

Free Cash Flow is a key performance measure that our management uses to assess our liquidity. Because Free Cash Flow facilitates internal comparisons of our historical liquidity on a more consistent basis, we use this measure for business planning purposes. “Free Cash Flow” is defined as net cash (used in) provided by operating activities, less purchases of property, equipment, and intangible assets and investment in website development and internal-use software in investing activities.

Some of the limitations of Free Cash Flow include (i) Free Cash Flow does not represent our residual cash flow for discretionary expenditures and our non-discretionary commitments, and (ii) Free Cash Flow includes capital expenditures, the benefits of which may be realized in periods subsequent to those in which the expenditures took place. In evaluating Free Cash Flow, you should be aware that in the future we will have cash outflows similar to the adjustments in this presentation. Our presentation of Free Cash Flow should not be construed as an inference that our future results will be unaffected by these cash outflows or any unusual or non-recurring items. When evaluating our performance, you should consider Free Cash Flow in addition to, and not as a substitute for, other financial performance measures, including our net cash (used in) provided by operating activities and other U.S. GAAP results.

Net Cash (Used In) Provided By Operating Activities to Free Cash Flow Reconciliation
(In Thousands, Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Net cash (used in) provided by operating activities	$(35,939)	$(19,117)	$53,417	$89,973
Purchases of property, equipment, and intangible assets in investing activities	(25,926)	(46,065)	(55,770)	(101,392)
Investment in website development and internal-use software in investing activities	(6,328)	(4,250)	(12,808)	(7,961)
Free Cash Flow	$(68,193)	$(69,432)	$(15,161)	$(19,380)

Adjusted Gross Profit, Adjusted Operating Expenses, and Adjusted Net (Loss) Income are key performance measures that our management uses to assess our operating performance. Because Adjusted Gross Profit, Adjusted Operating Expenses, and Adjusted Net (Loss) Income facilitate internal comparisons of our historical operating performance on a more consistent basis, we use these measures for business planning purposes. “Adjusted Gross Profit” is defined as gross profit adjusted for restructuring and other related charges included within cost of revenue. “Adjusted gross margin” is defined as Adjusted Gross Profit divided by revenue. “Adjusted Marketing” is defined as marketing expense adjusted for stock-based compensation. “Adjusted Operations and support” is defined as operations and support expense adjusted for stock-based compensation and restructuring and other related charges included within operating expenses. “Adjusted Technology and development” is defined as technology and development expense adjusted for stock-based compensation. “Adjusted General and administrative” is defined as general and administrative expense adjusted for legal contingencies, acquisition and transaction-related costs, and stock-based compensation. “Adjusted Net (Loss) Income” represents Net (Loss) Income adjusted for legal contingencies, acquisition and transaction-related costs, and restructuring and other related charges, net of related tax effects.

Some of the limitations of Adjusted Gross Profit, Adjusted Operating Expenses, and Adjusted Net (Loss) Income include that they omit certain costs and charges, and therefore do not reflect all expenses that impact the corresponding U.S. GAAP results. In evaluating Adjusted Gross Profit, Adjusted Operating Expenses, and Adjusted Net (Loss) Income, you should be aware that in the future we may incur expenses similar to the adjustments in this presentation. Our presentation of Adjusted Gross Profit, Adjusted Operating Expenses, and Adjusted Net (Loss) Income should not be construed as an inference that our future results will be unaffected by these expenses or any unusual or non-recurring items. We compensate for these limitations by providing specific information regarding the U.S. GAAP items excluded from Adjusted Gross Profit, Adjusted Operating Expenses, and Adjusted Net (Loss) Income. When evaluating our performance, you should consider Adjusted Gross Profit, Adjusted Operating Expenses, and Adjusted Net (Loss) Income in addition to, and not as a substitute for, other financial performance measures, including our net (loss) income and other U.S. GAAP results.

Gross Profit to Adjusted Gross Profit Reconciliation
(In Thousands, Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Revenue	$753,214	$544,833	$1,361,318	$1,130,843

Gross Profit	480,803	416,196	877,590	846,885
Restructuring and other related charges included within cost of revenue	—	—	28,462	—
Adjusted Gross Profit	$480,803	$416,196	$906,052	$846,885

Gross margin %	64%	76%	64%	75%
Adjusted gross margin %	64%	76%	67%	75%

Operating Expenses to Adjusted Operating Expenses Reconciliation
(In Thousands, Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Marketing	$262,236	$217,862	$484,239	$449,097
Stock-based compensation	(3,004)	(3,435)	(5,819)	(6,209)
Adjusted Marketing	$259,232	$214,427	$478,420	$442,888

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Operations and support	$95,481	$66,490	$191,984	$129,523
Stock-based compensation	(7,016)	(4,579)	(13,129)	(7,585)
Restructuring and other related charges included within operating expenses	(4,626)	—	(9,652)	—
Adjusted Operations and support	$83,839	$61,911	$169,203	$121,938

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Technology and development	$54,901	$37,848	$101,837	$67,762
Stock-based compensation	(6,645)	(5,247)	(12,635)	(9,292)
Adjusted Technology and development	$48,256	$32,601	$89,202	$58,470

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
General and administrative	$165,377	$67,273	$275,045	$115,883
Legal contingencies	(47,500)	—	(62,500)	—
Acquisition and transaction-related costs	(28,835)	(6,231)	(42,201)	(6,255)
Stock-based compensation	(25,451)	(22,465)	(47,395)	(37,498)
Adjusted General and administrative	$63,591	$38,577	$122,949	$72,130

Net (Loss) Income to Adjusted Net (Loss) Income Reconciliation
(In Thousands, Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Net (loss) income	$(86,290)	$42,505	$(178,405)	$91,990
Legal contingencies	47,500	—	62,500	—
Acquisition and transaction-related costs	28,835	6,231	42,201	6,255
Restructuring and other related charges	4,626	—	38,114	—
Tax effects of adjustments	(15,423)	—	(28,763)	—
Adjusted Net (Loss) Income	$(20,752)	$48,736	$(64,353)	$98,245

Contacts:
Investor Relations
Bill Newby
Investors@forhims.com

Media Relations
Abby Reisinger-Moley
Press@forhims.com